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                                                                 EXHIBIT 10.4
                 INVENTION AND CONFIDENTIAL DISCLOSURE AGREEMENT

      THIS INVENTION AND CONFIDENTIAL DISCLOSURE AGREEMENT ("Agreement") is made between ViaSat, Inc., a California corporation ("Company"), and ______________________________ ("Employee").

      In consideration of the employment or contractual relationship between the Employee and the Company, the parties hereto agree as follows:

      1. Employee is retained by the Company as a research and development engineer to invent, discover, develop and improve methods, formulas, machines and devices relating in any manner to the Company's business or related to the Company's products or to any research, design, experimental or production work carried on by the Company. On inventing, discovering, developing or improving any of the aforesaid methods, formulas, machines and devices, Employee shall immediately make a full disclosure thereof to the Company and shall thereafter keep the Company fully informed at all times of all progress in connection therewith. Such disclosure shall be made in confidence, and the Company shall provide a review process available to Employee, upon request, to determine such issues as may arise with such disclosure.

      2. All such inventions, designs, improvements and discoveries, whether or not conceived by Employee alone or with others and whether or not conceived during regular working hours, shall be the exclusive property of the Company, and Employee agrees to assign and hereby assigns his entire right, title and interest in the same to the Company.

      3. Employee acknowledges notification under California Labor Code Section 2872 that this Agreement does not apply to any invention which qualifies fully under the provisions of Labor Code Section 2870, which reads in pertinent part as follows:

            Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of his or her rights in an invention to his or her employer shall not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee's own time, and (a) which does not relate
            (1) to the business of the employer or (2) to the employer's actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by the employee for the employer.
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      4. Employee shall assist the Company to obtain patents on all such inventions, designs, improvements and discoveries deemed patentable by the Company and shall execute all documents and do all things necessary to obtain letters patent, vest the Company with full and exclusive title thereto and protect the same against infringement, all at the Company's expense, but for no consideration to Employee in excess of Employee's usual wages or contract compensation from the Company. In the event that the Company requires Employee's assistance under this section 4 after termination of Employee's employment or contractual relationship with the Company, Employee shall be compensated for Employee's time actually spent in providing such assistance at an hourly rate equivalent to Employee's salary or wages or contract compensation during the last year of employment or contractual relationship with the Company.

      5. All experiments, developments, formulas, patterns, devices, secret inventions and compilations of information, records and specifications regarding the Company's business or related to the Company's products or to any research, design, experimental or production work carried on by Company are trade secrets, which Employee shall not disclose, directly or indirectly, or use in any way, either during the term of Employee's employment by or contractual relationship with the Company or at any time thereafter, except as required by the Company. Employee recognizes and agrees that the foregoing obligation applies not only to technical information, but any business information which the Company treats as confidential. Any information of the Company which is not readily publicly available shall be considered to be a trade secret unless the Company advises Employee otherwise.

      6. Employee agrees to return to the Company upon termination of Employee's employment or contractual relationship with the Company, all papers, records, documents, drawings, plans, models and equipment in Employee's possession, relating to the Company's business or related to the Company's products or to any research, design, experimental or production work carried on by the Company, and Employee shall not make or retain any copies thereof.

      7. In the event of a breach or threatened breach by Employee of any provision of this Agreement, the Company shall be entitled to an injunction restricting Employee from committing such a breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy available to the Company for such breach or threatened breach, including the recovery of damages from Employee.

      8. Should any part of this Agreement be declared invalid for any reason, then such portion shall be invalid only to the extent of the prohibition without invalidating or affecting the remaining provisions of this Agreement, or without invalidating or altering such portion within states or localities where not prohibited by law or court decree.


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       9. In any action to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to attorneys' fees and costs.

      10. This Agreement shall be construed under the laws of the State of California and shall be binding upon the heirs, assigns, administrators and executors of the parties.

DATED:____________________________      DATED:

                                        VIASAT, INC., a California
                                        Corporation

__________________________________      By:_____________________________________
          "Employee"                                    "Company"


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